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                                                                     EXHIBIT 2.2

                            INVESTOR RIGHTS AGREEMENT

      THIS INVESTOR RIGHTS AGREEMENT dated as of December 1, 2002 (this "Agreement") is entered into among University of Medicine and Dentistry of New Jersey (the "University"), University Health Plans, Inc. (the "Company") and Centene Corporation ("Centene").

                              PRELIMINARY STATEMENT

      A. Pursuant to a Stock Purchase Agreement dated as of August 2, 2002 among the University, the Company and Centene (the "Purchase Agreement"), Centene is purchasing from the University, contemporaneously with the execution and delivery of this Agreement, a total of 16 shares (the "Initial Company Shares") of the common stock, without par value, of the Company ("Company Common").

      B. Immediately after its sale of the Initial Company Shares to Centene, the University will continue to own four shares of Company Common (the "Additional Company Shares," and collectively with the Initial Company Shares, the "Company Shares").

      C. Centene may, at its option, purchase the Additional Company Shares for cash within nine months after the date hereof. If Centene does not exercise such option, then, on the third anniversary of the date hereof (the "Exchange Date"), the University and Centene will exchange (the "Exchange") the Additional Company Shares for shares (the "Centene Shares") of the common stock, $0.001 par value per share ("Centene Common"), of Centene or, at the election of Centene, for cash.

      D. The University, the Company and Centene desire to, among other things,
(1) provide for certain rights and obligations of the University and Centene in their capacities as stockholders of the Company prior to the Exchange, (2) establish the terms of the Exchange, and (3) provide for certain registration rights of the University with respect to its ownership of the Centene Shares after the Exchange.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Additional Company Shares" means the four shares of Company Common as set forth in the recitals hereto, together with (a) any other Company Equity Securities issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events) and (b) any other Company Equity Securities acquired by the University or its Affiliates in accordance with Section 5.

            "Affiliate" means, with respect to the University or Centene, any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such party, including any officer or director of such party, provided that the Company shall not be deemed to constitute an Affiliate of the University or Centene for purposes of this Agreement.

            "Basic Amount" means, with respect to the University or Centene, such party's pro rata portion of the Company Equity Securities determined by multiplying the number of Company Equity Securities by a fraction, the numerator of which is the aggregate number of Company Shares then held by such party and the denominator of which is the total number of Company Shares then outstanding.


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            "Beneficiary Party" means a party entitled to indemnification by
      Centene pursuant to paragraph (a) of Subsection 7.4 or a party entitled to receive payment by the University pursuant to paragraph (b) of Subsection 7.4.

            "business day" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in either the State of Missouri or the State of New Jersey.

            "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Company Equity Securities" means (a) any shares of Company Common,
      (b) any other equity securities of the Company, including shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (d) any debt securities convertible into capital stock of the Company.

            "Company Sale" means:

                  (a)   a merger or consolidation in which:

                        (i)   the Company is a constituent party or

                        (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation,

                        except any such merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation more than 50% by voting power of the capital stock of or ownership interest in (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; or

                  (b) the sale, in a single transaction or series of related transactions, (i) by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company) or (ii) by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company.

            "Company Subsidiary" means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or a Company Subsidiary) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Initial Company Shares" means the 16 shares of Company Common as set forth in the recitals hereto, together with (a) any other Company Equity Securities issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events) and (b) any other Company Equity Securities acquired by Centene or its Affiliates in accordance with Section 5.


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            "Notice of Acceptance" means a written notice from the University or
      Centene to the Company containing the information specified in Subsection 5.2.

            "Notice of Offer" means a written notice of any proposed or intended issuance, sale or exchange of Company Equity Securities containing the information specified in Subsection 5.1.

            "Notice of Proposed Transfer" means a written notice from Centene indicating its desire to Transfer any of the Initial Company Shares, or any interest in the Initial Company Shares, in any transaction pursuant to Subsection 4.1.

            "Offered Company Shares" means any Initial Company Shares that Centene proposes to Transfer, as indicated in a Notice of Proposed Transfer.

            "Offeror" means the party to which Centene proposes to Transfer any Offered Company Shares or any interest in any Offered Company Shares.

            "Option Period" means the period described in paragraph (a) of Subsection 4.2.

            "Other Holders" means holders of securities of Centene, other than the University, that are entitled, by contract with Centene, to have securities included in a Registration Statement.

            "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Reasonable Best Efforts" means best efforts, to the extent commercially reasonable.

            "Refused Securities" means those Company Equity Securities as to which a Notice of Acceptance has not been given by the University or Centene pursuant to Subsection 5.2.

            "Registration Statement" means a registration statement filed by Centene with the Commission for a public offering and sale of securities of Centene, other than a registration statement on Form S-8 or Form S-4, or their successor forms, or any other form for a similar limited purpose.

            "Registration Expenses" means all expenses incurred by Centene in complying with the provisions of Section 7, including (a) registration and filing fees, (b) fees of each securities exchange or automated quotation system on which the Centene Common is listed or quoted, (c) printing expenses, (d) fees and expenses of counsel for Centene, (e) fees and expenses of one counsel selected by the University to represent the University, up to a maximum of $10,000, (f) securities or Blue Sky fees and expenses of any state or province and (g) costs of any special audits incident to or required by any registration, but excluding underwriting discounts and selling commissions.

            "Registrable Shares" means (a) the Centene Shares, if any, issued to the University in the Exchange and (b) any other Centene Shares issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), provided that any Centene Shares that are Registrable Shares shall cease to be Registrable Shares (i) upon any Transfer to a person or entity that is not entitled, pursuant to Subsection 10.3, to the rights under this Agreement or (ii) at such time as all of the Registrable Shares may be sold within a three-month period pursuant to Rule 144.


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            "Responsible Party" means Centene, to the extent obligated to provide indemnification pursuant to paragraph (a) of Subsection 7.4, and the University, to the extent obligated to make payments pursuant to paragraph (b) of Subsection 7.4.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Transfer" means a sale, transfer or other disposition, whether voluntarily or by operation of law.

            "Undersubscription Amount" means, with respect to the University or Centene, any additional portion of the Company Equity Securities attributable to the Basic Amount of such other party as the University or Centene indicates it will purchase or acquire should such other party subscribe for less than its Basic Amount.

2.    Voting of Company Shares

      2.1. Voting Regarding Directors. In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each of the University and Centene shall vote or cause to be voted all Company Shares owned by it, or over which it has voting control, and otherwise use its respective Reasonable Best Efforts, so as to fix the number of directors of the Company at eight and to elect (a) six members designated by Centene and (b) two members designated by the University. Two of the directors initially designated by Centene are Alexander H. McLean and Michael F. Neidorff, and Centene shall provide the names of the remaining four designees to the University by December 1, 2002 or as soon thereafter as practicable. The University shall provide to Centene the names of its two initial designees by December 1, 2002 or as soon thereafter as practicable.

      2.2. Limitation on Removal of Directors. Neither the University nor Centene shall vote to remove any director of the Company designated by the other pursuant to Subsection 2.1 unless (a) it is instructed to do so by such other party or (b) the director acts in bad faith or commits willful misconduct.

      2.3. Limitation on Amendments of Rights. The voting rights of the University and Centene contained in this Section 2 are coupled with an interest and may not be revoked, except by an amendment or modification effected in accordance with paragraph (b) of Subsection 10.4.

      2.4. Transfers of Rights. Any person or entity to which Company Shares are transferred by the University or Centene, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were the University or Centene; and no transfer of any Company Shares shall be given effect unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Agreement.

      2.5. Legend. All certificates representing Company Shares owned or hereafter acquired by the University and Centene or any transferee of any such party bound by this Agreement shall have affixed thereto a legend substantially in the following form:

            "The shares of stock represented by this certificate are subject to certain voting agreements as set forth in an Investor Rights Agreement, a copy of which is available for inspection at the offices of the Secretary of the Company."


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3.    Restrictions on Transfers of Company Shares

      3.1. Restriction. Any Transfer of any Initial Company Shares by Centene or of any Additional Company Shares by the University, other than according to the terms of this Agreement, shall be void and transfer no right, title, or interest in or to any of such Initial Company Shares to the purported transferee.

      3.2. Legend. Any certificate representing Company Shares held by the University or Centene shall bear in a prominent manner the following legend:

            "The sale or other disposition of any of the shares represented by this certificate is restricted by an Investor Rights Agreement dated as of December 1, 2002, a copy of which is available for inspection during normal business hours at the principal executive office of this corporation."

      3.3. Constructive Trust. The proceeds of any sale made by the University or Centene without compliance with the provisions of this Section 3 shall be deemed to be held in constructive trust in such amount as would have been due to the other party if the University or Centene, as the case may be, had complied with this Agreement.

      3.4. Loan Agreement. The University acknowledges that Centene is required to pledge to LaSalle Bank National Association ("LaSalle") any Company Shares acquired by Centene, pursuant to the terms of a Loan Agreement dated as of May 1, 2002 between Centene and LaSalle. The University further acknowledges that
(a) such pledge (and any pledge required by any successor loan agreement to which Centene is a party) does not constitute a Transfer for purposes of this Agreement and (b) subject to compliance with the second and third sentences of Subsection 10.3, the transfer of any pledged Company Shares to a lender upon a realization event with respect to such pledged Company Shares shall constitute a permitted Transfer for purposes of this Agreement, notwithstanding anything herein to the contrary.

4.    Permitted Transfers of Initial Company Shares

      4.1. Notice of Proposed Transfer. If Centene desires to Transfer any of the Initial Company Shares, or any interest in such Initial Company Shares, in any transaction, Centene shall first deliver to the University a Notice of Proposed Transfer as to its desire to do so, in the manner prescribed in Subsection 10.2. The Notice of Proposed Transfer must specify: (a) the name and address of the Offeror; (b) the number of Offered Company Shares; (c) the consideration per Offered Company Share to be delivered to Centene for the proposed Transfer; and (d) all other material terms and conditions of the proposed Transfer.

      4.2. University's Option to Purchase

            (a) Subject to Subsection 4.3, the University shall have the first option to purchase all, but not less than all, of the Offered Company Shares for the consideration per Initial Company Share and on the terms and conditions specified in the Notice of Proposed Transfer. The University must give written notice to Centene, in the manner set forth in Subsection 10.2, of its intent to exercise such option by no later than 15 days after the Notice of Proposed Transfer is deemed under Subsection 10.2 to have been delivered to it.

            (b) In the event the University duly notifies Centene of its intent to exercise its option to purchase all of the Offered Company Shares, the closing of such purchase shall take place at the offices of Centene on the date five business days after the expiration of such 15-day period,


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      or on such other date as may be mutually agreed upon in writing by the
      University and Centene.

      4.3. Failure to Exercise Option; Co-Sale

            (a) If the University does not exercise its option to purchase all of the Offered Company Shares within the Option Period, then the option of the University to purchase the Offered Company Shares arising as a result of the Notice of Proposed Transfer set forth in Subsection 4.1 shall terminate, but the University shall be entitled to sell the Additional Company Shares in the transaction pursuant to Subsection 4.1 and shall continue to have the rights set forth in Subsections 4.2 and 4.3 with regard to any subsequent proposed Transfers of Offered Company Shares. In such event, Centene shall use its Reasonable Best Efforts to interest the Offeror in purchasing, in addition to the Offered Company Shares, the Additional Company Shares the University wishes to sell. If the Offeror does not wish to purchase all of the Company Shares made available by the University and Centene, then the University and Centene shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice of Proposed Transfer, a portion of the Company Shares being sold to the Offeror, in the same proportion as the respective numbers of Company Shares owned by them bears to the aggregate number of Company Shares outstanding. The transaction contemplated by the Notice of Proposed Transfer shall be consummated not later than 60 days after the expiration of the Option Period.

            (b) If the University does not elect to sell the full number of Additional Company Shares that it is entitled to sell pursuant to paragraph (a) of Subsection 4.3, Centene shall be entitled to sell to the Offeror, according to the terms set forth in the Notice of Proposed Transfer, that number of its Initial Company Shares that equals the difference between the number of Company Shares desired to be purchased by the Offeror and the number of Additional Company Shares that the University is entitled to sell pursuant to paragraph (a) of Subsection
      4.3. If Centene wishes to Transfer any such Initial Company Shares at a price per Initial Company Share that differs from that set forth in the Notice of Proposed Transfer, upon terms different from those previously offered to the University, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Initial Company Shares must first be offered to the University on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above, including the opportunity for the University to elect to sell all or part of its Additional Company Shares in such revised sale transaction.

      4.4. Calculation of Share Numbers. In determining the number of Company Shares owned by a party for purposes of exercising rights under this Section 4, all Company Shares held by Affiliates of such party shall be aggregated together, provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons.

      4.5. Limitation. The provisions of Subsections 4.1, 4.2 and 4.3 shall not apply to any sale of Company Shares pursuant to a Company Sale to the extent that the nature, and fair market value per Company Share, of the consideration deliverable or payable to the University and Centene, in their capacities as holders of Company Common, are, in all respects, identical.

5.    Right of First Refusal Regarding Company Equity Securities

      5.1. Notice of Offer. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Company Equity Securities, unless in each such case the Company shall have first complied with this Section 5. The Company shall deliver to each of the University and Centene a Notice of Offer, which shall (a) identify and


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describe the Company Equity Securities, (b) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Company Equity Securities to be issued, sold or exchanged, (c) identify the persons or entities (if known) to which or with which the Company Equity Securities are to be offered, issued, sold or exchanged, and (d) offer to issue and sell to or exchange with the University and Centene such party's Basic Amount and Undersubscription Amount.

      5.2. Notice of Acceptance. To accept a Notice of Offer in whole or in part, the University or Centene must deliver to the Company, on or prior to the date five business days after the date of delivery of the Notice of Offer, a Notice of Acceptance providing a representation letter certifying that such party is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of such party's Basic Amount that such party elects to purchase and, if such party shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such party elects to purchase. If the University or Centene has set forth an Undersubscription Amount in its Notice of Acceptance, and if such other party subscribes for less than its Basic Amount, the University or Centene shall be entitled to purchase, in addition to its Basic Amount, the Undersubscription Amount that is available and for which it has subscribed.

      5.3. Sale of Refused Securities. The Company shall have 30 days from the expiration of the period set forth in Subsection 5.2 to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Notice of Offer (if so described therein) and only upon terms and conditions (including unit prices and interest rates) that are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Notice of Offer. In the event the Company shall propose to sell less than all the Refused Securities, then each of the University and Centene may, at its sole option and in its sole discretion, reduce the number or amount of the Company Equity Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Company Equity Securities that such party elected to purchase pursuant to Subsection 5.2 multiplied by a fraction, (a) the numerator of which shall be the number or amount of Company Equity Securities the Company actually proposes to issue, sell or exchange (including Company Equity Securities to be issued or sold to the University and Centene pursuant to Subsection 5.2 prior to such reduction) and (b) the denominator of which shall be the original amount of the Company Equity Securities. In the event that the University or Centene so elects to reduce the number or amount of Company Equity Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Company Equity Securities unless and until such securities have again been offered to the University and Centene in accordance with Subsection 5.1.

      5.4. Issuance of Company Equity Securities. Upon (a) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or
(b) such other date agreed to by the Company and the purchaser or purchasers who have subscribed for a majority of the Company Equity Securities, such purchaser or purchasers shall acquire from the Company, and the Company shall issue to such purchaser or purchasers, the number or amount of Company Equity Securities specified in the Notice of Acceptance, as reduced pursuant to Subsection 5.3 if any of the University or Centene have so elected, upon the terms and conditions specified in the Notice of Offer.

      5.5. Negotiation of Stock Purchase Agreement. The purchase by Centene or University of any Company Equity Securities is subject in all cases to the preparation, execution and delivery by the Company and Centene and/or the University of a stock purchase agreement relating to such Company Equity Securities reasonably satisfactory in form and substance to Centene and/or the University and their respective counsel.


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      5.6. Subsequent Offers. Any Company Equity Securities not acquired by the
University or Centene or other persons in accordance with Subsection 5.3 may not be issued, sold or exchanged until they are again offered to the University and Centene under the procedures specified in this Agreement.

      5.7. Exceptions to Right of First Refusal. The rights of the University and Centene under this Section 5 shall not apply to:

            (a) the issuance of any shares of Company Common as a stock dividend to holders of Company Common or upon any subdivision or combination of shares of Company Common;

            (b) the issuance of any shares of Company Common upon conversion of shares of convertible preferred stock of the Company;

            (c) the issuance of Company Equity Securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity;

            (d) the issuance of shares of Company Common by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; or

            (e) the issuance of shares of Company Common, or the grant of warrants therefor, in connection with any present or future borrowing, line of credit, leasing or similar financing arrangement approved by the Board of Directors of the Company.

6.    Exchange of Additional Company Shares for Centene Shares

      6.1. Terms of the Exchange. Subject to and upon the terms and conditions of this Section 6, on the Exchange Date the University shall transfer, convey, assign and deliver the Additional Company Shares (which term for purposes of this Section 6 shall exclude any Additional Company Shares previously transferred in accordance with the terms of this Agreement, but shall include any Additional Company Shares then held by Affiliates of the University) to Centene, and Centene shall acquire and accept the Additional Company Shares from the University. On the Exchange Date, the University shall deliver to Centene a certificate evidencing the Additional Company Shares, duly endorsed in blank or with a stock power duly executed by the University. This Section 6 shall not apply in the event Centene exercises the option provided in Subsection 8.1.

      6.2. Consideration for the Additional Company Shares. In consideration for the transfer of the Additional Company shares by the University, Centene shall deliver to the University on the Exchange Date either, at Centene's option, (a) a number of Centene Shares equal to the Deemed Value (as defined in this Subsection 6.2) divided by the average of the daily volume weighted average trading price (the total dollar amount traded on each day divided by trading volume for such day) of the Centene Common for the twenty Trading Days immediately preceding the Exchange Date, as reported at 4:15 (New York time) on the Exchange Date as reported by Bloomberg, LP function key HP by using W to calculate the daily weighted average or (b) cash in the amount of the Deemed Value. For these purposes, "Trading Day" shall mean (i) any day on which the Centene Common is traded on the Nasdaq National Market, or (ii) if the Centene Common is not then listed or quoted on any national securities exchange, market or trading or quotation facility, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto). For these purposes, the "Deemed Value" of the Additional Company Shares shall mean an amount equal to the greater of:


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                  (i)   an amount equal to 25 percent of the Purchase Price (as
                        defined in the Purchase Agreement), without giving effect to any reduction or adjustment thereto applicable under the terms of the Purchase Agreement, and

                  (ii) the enterprise value of the Company as of the Exchange Date, as established by the mutual agreement of the University and Centene (or, in the absence of such agreement, an investment bank or other appraisal firm mutually satisfactory to the University and Centene) multiplied by the percentage of the outstanding Company Common (on a fully diluted basis) represented by the Additional Company Shares.

      6.3. Representations and Covenants of the University. The University represents and warrants to, and agrees with, Centene as follows:

            (a) The University has, and will have on the Option Closing Date or the Exchange Date (as the case may be), all requisite power and authority (corporate and other) to transfer, convey and sell the Additional Company Shares to Centene in the Exchange. Execution and delivery by the University of this Agreement, and the consummation by the University of all transactions contemplated hereunder, have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed by the University. This Agreement constitutes the valid and binding obligations of the University, enforceable against the University in accordance with its terms. The execution and delivery by the University of this Agreement and the consummation by the University of the transactions contemplated hereby do not, and will not on the Option Closing Date or the Exchange Date (as the case may be), (i) conflict with or violate the provisions of any law, rule or regulation applicable to the University or any of its properties or assets, (b) conflict with or violate the provisions of the charter documents of the University, (c) require on the part of the University any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity (as defined in the Purchase Agreement), (d) violate any judgment, decree, order or award of any court, governmental body or arbitrator by which the University or its properties, including the Additional Company Shares, are bound, (e) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the University is a party or by which it is bound or to which any of its assets, including the Additional Company Shares, are subject or (f) result in the creation of any lien, security interest, restriction or other encumbrance on the Additional Company Shares.

            (b) The University has, and will have on the Option Closing Date or the Exchange Date (as the case may be), good, valid and marketable title to the Additional Company Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Upon consummation of the Exchange, Centene will acquire from the University good and marketable title to the Additional Company Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

            (c) To the extent that Centene issues or proposes to issue any Centene Shares pursuant to Subsection 6.2, the University is, and will be on the Exchange Date, acquiring such Centene Shares for the University's own account for investment only and not with a view to, or for sale in connection with, any distribution of the Centene Shares in violation of the Securities Act or any rule or regulation thereunder. The University does not have, and will not have on the

      Exchange Date, any intention of distributing or selling the Centene Shares, and the University does not have, and will not have on the Exchange Date, any agreement, undertaking, arrangement, obligation, indebtedness or commitment, whether existing or contemplated, providing for the disposition of the Centene Shares. The University is, and will be on the Exchange Date, an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The University has had, and will have had on the Exchange Date, adequate opportunity to obtain from representatives of Centene such information about Centene as is necessary for the University to evaluate the merits and risks of the University's acquisition of the Centene Shares pursuant to this Agreement. The University has, and will have on the Exchange Date, sufficient expertise in business and financial matters to be able to evaluate the risks involved in the acquisition of the Centene Shares pursuant to the Agreement and to make an informed investment decision with respect to such acquisition. The University understands that the Centene Shares (i) have not been, and will not be on the Exchange Date, registered under the Securities Act and are, and will be on the Exchange Date, "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available, and (iii) will be represented by a certificate or certificates bearing a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

            (d) At any time and from time to time after the Option Closing Date or the Exchange Date (as the case may be), at Centene's request and without further consideration, the University shall promptly execute and deliver, or cause to be executed and delivered, such consents and instruments of transfer, conveyance, assignment and confirmation, and take all such other action as Centene may reasonably request, to implement and carry out the purpose of any provision of this Agreement or to more effectively transfer, convey and assign to Centene good and marketable title to, the right to validly and lawfully hold, and to put Centene in actual possession of, the Additional Company Shares free and clear of all liens, charges, encumbrances, options and adverse claims or rights whatsoever.

            (e) To the extent Centene Shares are issued in the Exchange, all sales of those shares shall be effected through a brokerage firm acting as a market maker for Centene Common or such other broker-dealer as shall be agreed upon by Centene (which agreement shall not be unreasonably withheld).

      6.4. Representations of Centene. Centene represents and warrants to the University as follows:

            (a) Centene has full power to execute and deliver this Agreement to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Centene and the consummation by Centene of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes the valid and binding obligations of Centene, enforceable against Centene in accordance with its terms. The execution and delivery by Centene of this Agreement and the consummation by Centene of the transactions contemplated hereby do not, and will not on the Option Closing Date or the Exchange Date (as the case may be), (a) conflict with or violate the provisions of any law, rule or regulation applicable to Centene; (b) conflict with or violate the provisions of Centene's Certificate of Incorporation or Bylaws; (c) require on the part of Centene any notice to or filing with, or permit, authorization, consent or approval of, any Governmental Entity, (d) violate any judgment, decree, order or award of any court, governmental body or arbitrator by which Centene or its properties are bound, or (e) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Centene is a party or by which it is bound or to which any of its assets are subject, except in any such case for (i) compliance with applicable requirements of the Securities Act, any applicable state securities laws and the Exchange Act and (ii) approval of the State of New Jersey Department of Banking and Insurance and the New Jersey Department of Human Services, Division of Medical Assistance and Health Services of the transactions contemplated hereby.

            (b) Centene is, and will be on the Option Closing Date or the Exchange Date (as the case may be), acquiring the Additional Company Shares from the University for Centene's own account for investment only and not with a view to, or for sale in connection with, any distribution of the Additional Company Shares in violation of the Securities Act or any rule or regulation thereunder. Centene does not have, and will not have on the Option Closing Date or the Exchange Date (as the case may be), any intention of distributing or selling the Additional Company Shares, and Centene does not have, and will not have on the Option Closing Date or the Exchange Date (as the case may be), any agreement, undertaking, arrangement, obligation, indebtedness or commitment, whether existing or contemplated, providing for the disposition of the Additional Company Shares. Centene is, and will be on the Option Closing Date or the Exchange Date (as the case may be), an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Centene has had, and will have had on the Option Closing Date or the Exchange Date (as the case may be), adequate opportunity to obtain from representatives of the University and the Company such information about the Company as is necessary for Centene to evaluate the merits and risks of Centene's acquisition of the Additional Company Shares pursuant to this Agreement. Centene has, and will have on the Option Closing Date or the Exchange Date (as the case may be), sufficient expertise in business and financial matters to be able to evaluate the risks involved in the acquisition of the Additional Company Shares pursuant to the Agreement and to make an informed investment decision with respect to such acquisition. Centene understands that the Additional Company Shares (i) have not been, and will not be on the Option Closing Date or the Exchange Date (as the case may be), registered under the Securities Act and are, and will be on the Option Closing Date or the Exchange Date (as the case may be), "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and (iii) will be represented by a certificate or certificates bearing a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

            (c) To the extent that Centene issues or proposes to issue any Centene Shares pursuant to Subsection 6.2, the issuance and delivery of such Centene Shares will be, prior to the

      Exchange, duly authorized by all necessary corporate action on the part of Centene. The Centene Shares, when so issued, will be duly and validly issued, fully paid and nonassessable.

            (d) Centene has previously furnished or made available to the University complete and accurate copies, as amended or supplemented, of
      (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission and (ii) all other reports filed by Centene under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the Commission since January 1, 2002 (such reports are collectively referred to herein as the "Centene Reports"). The Centene Reports constitute all of the documents required to be filed by Centene with the Commission under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act from January 1, 2002 through the date of this Agreement. The Centene Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Centene Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Centene included in the Centene Reports
      (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto when filed, (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Centene as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Centene.

            (e) Since June 30, 2002, there has occurred no event or development that has had, or could reasonably be expected to have in the future, a material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of Centene and its subsidiaries, taken as a whole.

7.    Registration Rights Regarding Centene Shares

      7.1. Incidental Registration

            (a) Whenever Centene proposes to file a Registration Statement covering Centene Shares at any time and from time to time after the Exchange Date, it will, prior to such filing, give written notice to the University of its intention to do so, provided that no such notice need be given if no Registrable Shares are to be included therein as a result of a written notice from the managing underwriter pursuant to paragraph (b) of this Subsection 7.1.

            (b) Whenever Centene proposes to file a Registration Statement covering Centene Shares (other than a Registration Statement covering Centene Shares to be sold solely for the account of Other Holders, which Centene Shares were acquired, or are acquirable, pursuant to (i) an acquisition of a company of which the Other Holders were formerly stockholders, (ii) a "private investment, public equity" financing or
      (iii) Rule 144A under the Securities Act) to be offered at any time and from time to time after the Exchange Date, it will, prior to such filing, give written notice to the University of its intention to do so, provided that no such notice need be given if no Registrable Shares are to be included therein as a result of a written notice from a managing underwriter pursuant to paragraph (b) of this Subsection 7.1. Upon the written request of the University given within five business days after Centene provides such notice, Centene shall use its Reasonable Best Efforts to cause all Registrable Shares that Centene has been requested by the University to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the University, provided that Centene shall have the right to postpone or withdraw any registration effected pursuant to this Subsection 7.1 without obligation to the University.

            (c) If the registration for which Centene gives notice pursuant to paragraph (a) of this Subsection 7.1 is a registered public offering involving an underwriting, Centene shall so advise the University as a part of the written notice given pursuant to paragraph (a) of this Subsection 7.1. In such event, (i) the right of the University to include its Registrable Shares in such registration pursuant to this Subsection
      7.1 shall be conditioned upon the University's participation in such underwriting on the terms set forth herein and (ii) the University's entering into an underwriting agreement, including terms of indemnification, upon customary terms with the underwriter or underwriters selected for the underwriting by Centene, as may be modified by the University and the underwriters with respect to indemnification. If the University disapproves of the terms of the underwriting, the University may elect, by written notice to Centene, to withdraw its shares from inclusion in such Registration Statement. If the managing underwriter advises Centene in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders other than the University and Other Holders shall be excluded from such Registration Statement to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among the University and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Centene Shares held by them on the date Centene gives the notice specified in paragraph (a) of this Subsection 7.1. If the University or any Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among the University and Other Holders pro rata in the manner described in the preceding sentence.

      7.2. Registration Procedures

            (a) If and whenever Centene is required by the provisions of this Agreement to use its Reasonable Best Efforts to effect the registration of any Registrable Shares under the Securities Act, Centene shall:

                  (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its Reasonable Best Efforts to cause that Registration Statement to become effective as soon as possible;

                  (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for such period as Centene may agree or determine;

                  (iii) as expeditiously as possible furnish to the University such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as the University may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the University;

                  (iv) as expeditiously as possible use its Reasonable Best Efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the University shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the University to consummate the public sale or other disposition in such states of the Registrable Shares owned by the University, provided that Centene shall not be required in connection with this clause
                        (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                  (v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by Centene are then listed;

                  (vi) promptly make available for inspection by the University, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the University, all financial and other records, pertinent corporate documents and properties of Centene and cause Centene's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                  (vii) notify the University, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                  (viii) as expeditiously as possible following the
                        effectiveness of such Registration Statement, notify the University of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

            (b) If Centene has delivered a Prospectus to the University and, after having done so, the Prospectus is amended to comply with the requirements of the Securities Act, Centene shall promptly notify the University and, if requested, the University shall immediately cease making offers of Registrable Shares and return all Prospectuses to Centene. Centene shall promptly provide the University with revised Prospectuses and, following receipt of the revised Prospectuses, the University shall be free to resume making offers of the Registrable Shares.

            (c) In the event that, in the judgment of Centene, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which Centene believes public disclosure would be detrimental to Centene, Centene shall notify the University to such effect, and, upon receipt of such notice, the University shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until the University has received copies of a supplemented or amended Prospectus or until the University is advised in writing by Centene that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

      7.3. Allocation of Expenses. Centene will pay, or cause to be paid, all Registration Expenses incurred by or on behalf of Centene or the University for all registrations pursuant to Subsection 7.1.

      7.4. Indemnification, Payments and Contribution

            (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Centene will indemnify and hold harmless the University, each underwriter of such Registrable Shares, and each other person, if any, who controls the University or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the University and such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement,
      (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Centene of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby. Centene will reimburse the University, such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by the University and such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided that Centene will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Centene, in writing, by or on behalf of the University or such underwriter or controlling person specifically for use in the preparation thereof.

            (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the University will pay to Centene, each of its directors and officers, each underwriter (if any) and each person, if any, who controls Centene or any such underwriter within the meaning of the Securities Act or the Exchange Act, all or a portion of the net proceeds to the University of Registrable Shares sold in connection with such registration in the event Centene or any such director, officer, underwriter or controlling person incurs, suffers or is subject to any losses, claims, damages or liabilities, joint or several, under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
      (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to the University furnished to Centene, in writing, by the University specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement. The obligations of the University hereunder shall be limited to an amount equal to the net proceeds to the University of Registrable Shares sold in connection with such registration.

            (c) Each Beneficiary Party shall give notice to the Responsible Party promptly after such Beneficiary Party has actual knowledge of any claim as to which indemnity may be sought from Centene pursuant to paragraph (a) of this Subsection 7.4 or as to which payment may be sought from the University pursuant to paragraph (b) of this Subsection 7.4, as the case may be, and shall permit the Responsible Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Responsible Party, who shall conduct the defense of such claim or litigation, shall be approved by the Beneficiary Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and, provided further that the failure of any Beneficiary Party to give notice as provided herein shall not relieve the Responsible Party of its obligations under this Subsection 7.4 except to the extent that the Responsible Party is adversely affected by such failure. The Beneficiary Party may participate in such defense at such party's expense, provided that the Responsible Party shall pay such expense if the Beneficiary Party reasonably concludes that representation of such Beneficiary Party by the counsel retained by the Responsible Party would be inappropriate due to actual or potential differing interests between the Beneficiary Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Responsible Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Beneficiary Party. The Responsible Party also shall be responsible for the expenses of such defense if the Responsible Party does not elect to assume such defense. No Responsible Party, in the defense of any such claim or litigation shall, except with the consent of each Beneficiary Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Beneficiary Party of a release from all liability in respect of such claim or litigation, and no Beneficiary Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Responsible Party, which consent shall not be unreasonably withheld, conditioned or delayed.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Subsection 7.4 or a payment provided for in paragraph (b) of this Subsection 7.4 is due in accordance with its terms but for any reason is held to be unavailable to an Beneficiary Party in respect to any losses, claims, damages and liabilities referred to herein, then the Responsible Party shall, in lieu of indemnifying or paying such Beneficiary Party (as the case may be), contribute to the amount paid or payable by such Beneficiary Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of Centene on the one hand and the University on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Any such contribution by the University shall be made from the net proceeds to the University of Registrable Shares sold in connection with such registration. The relative fault of the University and Centene shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the University or Centene and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. the University and Centene agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), (i) in no case shall the University be liable or responsible for any amount in excess of the net proceeds received by the University from the offering of Registrable Shares and
      (ii) Centene shall be liable and responsible for any amount in excess of such proceeds, provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this paragraph (d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

            (e) The rights and obligations of the University and Centene under this Subsection 7.4 shall survive the termination of this Agreement.

      7.5. Information from the University. The University shall furnish to Centene such information regarding the University and the distribution proposed by the University as Centene may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

      7.6. "Lock-Up" Agreement; Confidentiality of Notices

            (a) The University, if requested by Centene or the managing underwriter of any registered offering of Centene Common at any time at which the University holds Registrable Shares, shall not Transfer any shares of Centene Common held by the University for a period of 90 days following the effective date of the Registration Statement relating to such offering, provided that all executive officers and directors of Centene enter into similar agreements. Centene may impose stop-transfer instructions with respect to any shares of Centene Common subject to the foregoing restriction until the end of such 90-day period.

            (b) The University shall treat any written notice from Centene regarding Centene's plans to file a Registration Statement as confidential and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

      7.7. Rule 144 Requirements. Centene agrees to:


            (a) make and keep current public information about Centene available, as those terms are understood and defined in Rule 144;

            (b) use its Reasonable Best Efforts to file with the Commission in a timely manner all reports and other documents required of Centene under the Securities Act and the Exchange Act; and

            (c) furnish to the University upon request (i) a written statement by Centene as to its compliance with the reporting requirements of Rule 144 and the Exchange Act and (ii) such other reports and documents of Centene as the University may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any Registrable Shares without registration.

8.    Centene's Option to Purchase Additional Company Shares

      8.1. Terms of Purchase. Subject to and upon the terms and conditions of this Section 8, Centene shall have the option to purchase all, but not less than all, of the Additional Company Shares from the University for cash consideration per Additional Company Share equal to 6.25 percent of the Purchase Price (as defined in the Purchase Agreement), without giving effect to any reduction or adjustment thereto applicable under the terms of the Purchase Agreement.

      8.2. Exercise of Option If Centene desires to exercise the option set forth in Subsection 8.1, Centene shall deliver to the University a notice as to its desire to do so, in the manner prescribed in Subsection 10.2. The notice must specify the date on which such purchase shall be effected (the "Option Closing Date"), which Option Closing Date shall be a business day occurring (a) no earlier than 15 days after such notice is deemed under Section 10.2 to have been delivered to the University and (b) no later than nine months after the date hereof.

      8.3. Closing. In the event duly Centene notifies the University of its intent to exercise its option set forth in Subsection 8.1, the closing of the purchase of the Additional Company Shares shall take place at the offices of Centene on the Option Closing Date or on such other date as may be mutually agreed upon in writing by the University and Centene. On the Option Closing Date the University shall transfer, convey, assign and deliver the Additional Company Shares (which term for purposes of this Section 8 shall exclude any Additional Company Shares previously transferred in accordance with the terms of this Agreement, but shall include any Additional Company Shares then held by Affiliates of the University) to Centene, and Centene shall acquire and accept the Additional Company Shares from the University. On the Option Closing Date, the University shall deliver to Centene a certificate evidencing the Additional Company Shares, duly endorsed in blank or with a stock power duly executed by the University.

9.    Covenants

      9.1. Negative Covenants. So long as the University owns five percent or more of the outstanding Company Common, the Company shall not, without prior written consent of the University:

            (a) declare or pay any dividend or make any distribution (other than dividends on Company Common payable solely in Company Common);

            (b) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly (including through a Company Subsidiary), or otherwise, of any shares of Company Common;

            (c) authorize, designate or issue any class of preferred stock of the Company;

            (d) amend any management agreement between Centene (or any Affiliate of Centene) and the Company;

            (e) amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation or Bylaws; or

            (f) enter into any agreement with any stockholder, officer or director of the Company, or any Affiliate of any such person, including any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, unless the Board of Directors of the Company has unanimously determined that the terms of such agreement are equivalent to those that would have been determined though arm's-length negotiations with an unrelated person or entity.

      9.2. Limitation on Issuances of Company Equity Securities. Notwithstanding anything herein (including in Subsection 5.1) to the contrary, the Company shall not, without the consent of the University, issue any Company Equity Securities for cash if (a) the Company has not generated more than $500,000,000 in total revenues during any period of 12 consecutive months and, as a result of such issuance, the University would own less than five percent of the outstanding Company

Common (on a fully diluted basis) or (b) the Company has not generated more than $750,000,000 in total revenues during any period of 12 consecutive months and, as a result of such issuance, the University would own less than four percent of the outstanding Company Common (on a fully diluted basis).

      9.3. Limitation on Expansion. Centene shall not acquire, initiate or otherwise operate, directly or indirectly through a subsidiary, any Medicaid-related business in the State of New Jersey that competes with the business of the Company, other than through the Company and Company Subsidiaries.

      9.4. Financial Statements and Other Information. Until such time as the University no longer holds any of the Additional Company Shares:

            (a) The Company shall deliver to the University and Centene as promptly as practicable following the last day of each fiscal year of the Company, and in any event within 90 days after the end of each such fiscal year, (i) the unaudited statutory statement of admitted assets, liabilities and surplus of the Company as of the last day of the fiscal year then ended and the unaudited statutory statements of income, changes in surplus, and cash flows of the Company for such fiscal year and (ii) the unaudited balance sheet of the Company as of the last day of the fiscal year then ended and the unaudited statements of operations and cash flows of the Company as of such fiscal year. The financial statements delivered pursuant to clause (i) above shall be prepared in accordance with accounting practices prescribed or permitted by the State of New Jersey Department of Banking and Insurance applied on a basis consistent throughout the periods covered, and shall fairly present, in all material respects, the admitted assets, liabilities and surplus as of the respective dates thereof and the results of operations and cash flows of the Company for the periods referred to therein, on the basis of the accounting described in the respective notes thereto, and shall be consistent with the books and records of the Company. The financial statements delivered pursuant to clause (ii) above shall be prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and be consistent with the books and records of the Company, provided that such financial statements shall be subject to normal recurring year-end adjustments (which shall not be material) and do not include all footnotes required by such generally accepted accounting principles.

            (b) The Company shall deliver to the University and Centene as promptly as practicable following the last day of each calendar month after the date hereof (other than the final month of any fiscal year), and in any event within 30 days after the end of each such month, (i) an unaudited balance sheet as of the end of such month, (ii) unaudited statements of operations and cash flows for such month and for the portion of the fiscal year ending as of the end of such month, and (iii) a calculation of statutory net worth requirement for the portion of the fiscal year ending as of the end of such month. Each set of unaudited financial statements delivered pursuant to clauses (i) and (ii) above shall be prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with the periods covered by the financial statements, shall fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and shall be consistent with the books and records of the Company, provided that such unaudited financial statements may be subject to normal recurring year-end adjustments (which shall not be material) and need not include all footnotes required under such principles.

      9.5. Board of Directors

            (a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

            (b) The Company's Certificate of Incorporation shall at all times provide for the indemnification of the directors of the Company to the fullest extent provided by the law of the jurisdiction in which the Company is organized. In the event that the Company or any of its successors or assigns (i) consolidates with or mergers into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of directors of the Company as contained in the Company's Certificate of Incorporation.

      9.6. Surplus Allocation. In the event the Company acquires all or substantially all of the capital stock or assets of a company or business providing Medicaid-related programs and services, and in the event that the Board of Directors of the Company subsequently determines to distribute to the Company's stockholders any reserve in excess of statutory requirements, the University shall be entitled to receive a percentage of such distribution equal to 1.4 multiplied by the percentage of common stock of the Company (on a fully diluted basis) then held by the University, provided that the rights of the University set forth in this Subsection 9.6 will terminate upon the termination or expiration of the provider agreement between the Company and University Hospital. Notwithstanding the foregoing, it is understood that the Board of Directors of the Company will not consider any distribution of excess reserves to stockholders except to the extent the amount of the reserves exceeds 140% of the applicable statutory requirement.

10.   General

      10.1. Termination. The provisions of Sections 1 through 5, 8 and 9 shall terminate as of the earliest to occur of (a) the Option Closing Date, (b) the Exchange Date and (c) a Company Sale. The provisions of Section 7 shall terminate as of the first date on which the University and its permitted assigns no longer hold any Registrable Shares, except that all rights and obligations accruing to the parties under the provisions of Subsections 7.3 and 7.4 prior to such date shall continue and not terminate. The provisions of Subsection 9.2 shall terminate as of the first date on which the University no longer holds any Additional Company Shares.

      10.2. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To the University:       University of Medicine and Dentistry of New Jersey
                         65 Bergen Street
                         Newark, New Jersey  07107
                         Attention:  Senior Vice President, Administration and
                                     Finance

    With a copy to:      Epstein Becker & Green, P.C.
                         1227 25th Street, NW, Suite 700
                         Washington, DC  20037-1175
                         Attention:  Robert D. Reif

To the Company:          University Health Plans, Inc.
                         555 Broad Street, 17th Floor
                         Newark, New Jersey  07102
                         Attention:  President

To Centene:              Centene Corporation
                         7711 Carondelet Avenue, Suite 800
                         St. Louis, Missouri  63801
                         Attention:  President and Chief Executive Officer

    With a copy to:      Hale and Dorr LLP
                         60 State Street
                         Boston, Massachusetts  02109
                         Attention:  Mark L. Johnson

      Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      10.3. Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights and obligations hereunder except that the University or Centene may assign their respective rights and obligations hereunder to (a) any person or entity to which Company Shares are transferred by such party, or (b) to any Affiliate of such party, and, in each case, such transferee shall be deemed a "party" for purposes of this Agreement, provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, any person or entity to which any Company Shares or Registrable Shares are transferred by a party hereto, whether voluntarily or by operation of law, shall be bound by the terms of this Agreement to the same extent as if such transferee were a party hereunder and no party hereto shall transfer any Company Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Agreement. Any assignment in contravention of this provision shall be void.

      10.4. Entire Agreement; Amendments.


            (a) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties, except as contemplated by the Purchase Agreement.

            (b) This Agreement may be amended only with the written consent of the University, the Company and Centene. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.5. Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      10.6. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

      10.7. Submission to Jurisdiction. Each party (a) submits to the jurisdiction of any state or federal court sitting in Essex County, New Jersey in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court.

      10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      10.9. Construction

            (a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

            (b) The headings of the Sections and Subsections of this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement.

            (c) References herein to Sections and Subsections shall mean such Sections and Subsections of this Agreement, except as otherwise specified. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

            (d) In computing any period of time under this Agreement, the day from which the designated period of time begins to run shall not be included; the last day of the period so computed shall be included, unless it is not a business day, in which event the period shall run until the end of the next day that is a business day.

      10.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

                     [Remainder of page intentionally blank]

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                    UNIVERSITY OF MEDICINE AND DENTISTRY
                                     OF NEW JERSEY

                                    By:/s/ Denise Mulkern
                                       -----------------------------------------
                                       Denise Mulkern
                                       Acting Senior Vice President,
                                        Administration and Finance


                                    UNIVERSITY HEALTH PLANS, INC.

                                    By:/s/ Alexander H. McLean
                                       -----------------------------------------
                                       Alexander H. McLean
                                       President and Chief Executive Officer


                                    CENTENE CORPORATION

                                    By:/s/ Michael F. Neidorff
                                       -----------------------------------------
                                       Michael F. Neidorff
                                       President and Chief Executive Officer